Highbury Financial Inc. Reports Financial and Operating Results
for the Second Quarter and First Six Months of 2008

Company Reports Basic and Diluted EPS of $0.10 and
Basic and Diluted Cash EPS of $0.13 for the Second Quarter

Company Reports Basic and Diluted EPS of $0.17 and
Basic and Diluted Cash EPS of $0.23 for the First Six Months

Denver, Colorado, July 31, 2008 — Highbury Financial Inc. (OTCBB: HBRF, HBRFW, HBRFU) today reported its financial and operating results for the three months and six months ended June 30, 2008.

Net income for the second quarter of 2008 was $900,881 compared to net income of $927,377 for the second quarter of 2007. Cash Net Income was $1,180,140 for the three months ended June 30, 2008, compared to $1,221,311 for the three months ended June 30, 2007. Basic and diluted Cash Net Income per share (“Cash EPS”) for the second quarter of 2008 were $0.13 and $0.13, respectively, compared to $0.13 and $0.10, respectively, for the second quarter of 2007. (Cash Net Income is defined in the attached tables.) Basic and diluted earnings per share for the second quarter of 2008 were $0.10 and $0.10, respectively, compared to basic and diluted earnings per share of $0.10 and $0.07, respectively, for the second quarter of 2007. Adjusted EBITDA for the three months ended June 30, 2008 was $1,451,437, compared to $1,615,014 for the three months ended June 30, 2007. (Adjusted EBITDA is defined in the attached tables.) For the second quarter of 2008, revenue was $9,680,469, compared to $10,616,247 for the second quarter of 2007.

Net income for the first six months of 2008 was $1,525,160 compared to net income of $1,902,276 for the first six months of 2007. Cash Net Income was $2,086,741 for the six months ended June 30, 2008, compared to $2,456,042 for the six months ended June 30, 2007. Basic and diluted Cash Net Income per share (“Cash EPS”) for the first six months of 2008 were $0.23 and $0.23, respectively, compared to $0.26 and $0.20, respectively, for the first six months of 2007. Basic and diluted earnings per share for the first six months of 2008 were $0.17 and $0.17, respectively, compared to basic and diluted earnings per share of $0.20 and $0.16, respectively, for the first six months of 2007. Adjusted EBITDA for the six months ended June 30, 2008 was $2,525,609, compared to $3,198,709 for the six months ended June 30, 2007. For the first six months of 2008, revenue was $18,959,516, compared to $21,671,433 for first six months of 2007.

As of June 30, 2008, Highbury had approximately $4.8 billion of total assets under management, compared to approximately $4.7 billion as of March 31, 2008 and approximately $5.2 billion as of June 30, 2007. As of June 30, 2008, mutual fund assets under management were approximately $4.7 billion, compared to approximately $4.5 billion as of March 31, 2008 and approximately $5.1 billion as of June 30, 2007.  For the second quarter of 2008, the increase in mutual fund assets under management resulted from market appreciation and other adjustments, including distributions of income and gain, reinvestments of distributions, and other items, of $156 million which was partially offset by net client outflows, which represent aggregate contributions from new and existing clients less withdrawals, of approximately $29 million.  During the period, separate account assets under management increased from $151 million as of March 31, 2008 to $167 million as of June 30, 2008.

Richard S. Foote, Highbury’s President and Chief Executive Officer, stated, “In the second quarter of 2008, Highbury’s weighted average assets under management totaled approximately $4.9 billion with a weighted average fee basis of 0.75%. We expect Highbury’s 2008 Adjusted EBITDA to be 18.2% of affiliate revenue less holding company expenses.”

Mr. Foote concluded, “As of June 30, 2008, Highbury had cash and equivalents and investments of $9.9 million and no debt outstanding.”

Highbury is an investment management holding company providing permanent capital solutions to mid-sized investment management firms. We pursue acquisition opportunities and seek to establish accretive partnerships with high quality investment management firms. Highbury’s strategy is to provide permanent equity capital to fund buyouts from corporate parents, buyouts of founding or departing partners, growth initiatives, or exit strategies for private equity funds. This strategy includes leaving material equity interests with management teams to align the interests of management and Highbury’s shareholders and, in general, does not include integrating future acquisitions, although Highbury may execute add-on acquisitions for its current or future affiliates. We seek to augment and diversify our sources of revenue by asset class, investment style, distribution channel, client type and management team. We intend to fund acquisitions with our revolving credit facility, other external borrowings, retained earnings (if any), additional equity and other sources of capital, including seller financing and contingent payments.

Questions and inquiries for further information may be directed to Richard S. Foote, President and Chief Executive Officer of Highbury Financial Inc. He can be reached via telephone at 212-688-2341. More information is also available at www.highburyfinancial.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to Highbury’s future financial or business performance, strategies and expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” and similar expressions.

Highbury cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and Highbury assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to factors previously disclosed in Highbury's SEC filings and those identified elsewhere in this press release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (1) the introduction, withdrawal, success and timing of business initiatives and strategies; (2) changes in political, economic or industry conditions, the interest rate environment or financial and capital markets, which could result in changes in demand for products or services or in the value of assets under management; (3) the relative and absolute investment performance of advised or sponsored investment products; (4) the impact of increased competition; (5) the impact of capital improvement projects; (6) the impact of future acquisitions or divestitures; (7) the unfavorable resolution of legal proceedings; (8) the extent and timing of any share repurchases; (9) the impact, extent and timing of technological changes and the adequacy of intellectual property protection; (10) the impact of legislative and regulatory actions and reforms and regulatory, supervisory or enforcement actions of government agencies relating to Highbury; (11) terrorist activities and international hostilities, which may adversely affect the general economy, financial and capital markets, specific industries, and Highbury; (12) the ability to attract and retain highly talented professionals; and (13) the impact of changes to tax legislation and, generally, the tax position of Highbury.

Highbury's filings with the SEC, accessible on the SEC's website at http://www.sec.gov, discuss these factors in more detail and identify additional factors that can affect forward-looking statements.

Highbury Financial Inc.
Financial Highlights

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007

Revenue	$9,680,469	$10,616,247	$18,959,516	$21,671,433

Net Income	$900,881	$927,377	$1,525,160	$1,902,276

Cash Net Income (1)	$1,180,140	$1,221,311	$2,086,741	$2,456,042

Adjusted EBITDA (2)	$1,451,437	$1,615,014	$2,525,609	$3,198,709

Average shares outstanding - basic	9,126,628	9,527,000	9,192,309	9,527,000

Earnings per share - basic	$0.10	$0.10	$0.17	$0.20

Average shares outstanding - diluted	9,126,628	12,811,342	9,192,309	12,163,667

Earnings per share - diluted	$0.10	$0.07	$0.17	$0.16

Highbury Financial Inc.
Financial Highlights

	June 30, 2008	December 31, 2007

Cash and cash equivalents and investments	$9,921,414	$11,912,052

Senior debt	$—	$—

Senior convertible debt	$—	$—

Mandatory convertible securities	$—	$—

Other long term obligations	$825,742	$844,980

Stockholders’ equity	$41,748,137	$43,781,671

Highbury Financial Inc.
Average Shares Outstanding
	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007

Average shares outstanding - basic	9,126,628	9,527,000	9,192,309	9,527,000
Dilutive impact of warrants	-	3,284,342	-	2,636,667
Average shares outstanding - diluted	9,126,628	12,811,342	9,192,309	12,163,667

Highbury Financial Inc.
Reconciliations of Performance and Liquidity Measures

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007

Net Income	$900,881	$927,377	$1,525,160	$1,902,276
Intangible amortization	—	—	—	—
Intangible-related deferred taxes	233,262	248,575	466,525	473,543
Affiliate depreciation	45,997	45,359	95,056	80,223
Other non-cash expenses	—	—	—	—
Cash Net Income (1)	$1,180,140	$1,221,311	$2,086,741	$2,456,042

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007

Net Income	$900,881	$927,377	$1,525,160	$1,902,276
Income tax expense	504,559	642,278	905,393	1,216,210
Interest expense	—	—	—	—
Intangible amortization	—	—	—	—
Depreciation and other amortization	45,997	45,359	95,056	80,223
Other non-cash expenses	—	—	—	—
Adjusted EBITDA (2)	$1,451,437	$1,615,014	$2,525,609	$3,198,709

Highbury Financial Inc.
Consolidated Balance Sheets

	June 30,	December 31,
	2008	2007
	(unaudited)	(audited)
ASSETS
Current assets
Cash and cash equivalents	$7,404,683	$7,276,545
Investments	2,516,731	4,635,507
Accounts receivable	3,450,003	3,502,142
Prepaid expenses	123,380	270,086
Total current assets	13,494,797	15,684,280

Other Assets
Fixed assets, net	898,960	991,260
Identifiable intangibles	25,270,000	25,270,000
Goodwill	7,046,412	7,046,412
Deferred tax assets	518,666	952,209
Other long-term assets	168,116	169,464
Total other assets	33,902,154	34,429,345

Total assets	$47,396,951	$50,113,625

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$3,890,172	$4,549,216
Income taxes payable	92,900	97,758
Total current liabilities	3,983,072	4,646,974

Deferred rent	825,742	844,980
Total Liabilities	4,808,814	5,491,954

Minority interest (3)	840,000	840,000

Commitments and contingencies

Stockholders' equity:
Preferred stock, $0.0001 par value, authorized
1,000,000 shares; none issued	-	-
Common stock, $0.0001 par value, authorized
50,000,000 shares; 9,126,628 and 9,527,000
shares issued and outstanding as of June 30, 2008
and December 31, 2007, respectively	913	953
Additional paid-in capital	51,834,830	55,393,484
Accumulated deficit	(10,087,606)	(11,612,766)
Total stockholders’ equity	41,748,137	43,781,671

Total liabilities and stockholders’ equity	$47,396,951	$50,113,625

Highbury Financial Inc.
Consolidated Statements of Income

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007

Revenue	$9,680,469	$10,616,247	$18,959,516	$21,671,433

Operating expenses
Distribution and sub-advisory costs	(4,435,366)	(5,030,615)	(8,786,769)	(10,256,739)
Compensation and related expenses	(1,612,420)	(1,985,660)	(3,146,604)	(3,314,424)
Depreciation and amortization	(45,997)	(45,359)	(95,056)	(80,223)
Other operating expenses	(1,327,558)	(1,161,113)	(2,662,026)	(2,571,213)
Total operating expenses	(7,421,341)	(8,222,747)	(14,690,455)	(16,222,599)

Operating income	2,259,128	2,393,500	4,269,061	5,448,834

Other income
Interest income	17,280	122,453	71,291	206,774
Investment income (loss)	26,963	45,694	(151,861)	50,694
Total other income (loss)	44,243	168,147	(80,570)	257,468

Income before minority interest	2,303,371	2,561,647	4,188,491	5,706,302

Minority interest in net income of subsidiary (3)	(897,931)	(991,992)	(1,757,938)	(2,587,816)

Income before provision for income taxes	1,405,440	1,569,655	2,430,553	3,118,486

Provision for income taxes	(504,559)	(642,278)	(905,393)	(1,216,210)

Net income	$900,881	$927,377	$1,525,160	$1,902,276

Weighted average shares outstanding, basic	9,126,628	9,527,000	9,192,309	9,527,000
Net income per share, basic	$0.10	$0.10	$0.17	$0.20

Weighted average shares outstanding, diluted	9,126,628	12,811,342	9,192,309	12,163,667
Net income per share, diluted	$0.10	$0.07	$0.17	$0.16

Highbury Financial Inc.
Consolidated Statements of Cash Flow

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$900,881	$927,377	$1,525,160	$1,902,276

Adjustments to reconcile net income to
net cash provided by operating activities:
Depreciation and amortization	45,997	45,359	95,056	80,223
Deferred tax assets	253,866	251,580	433,543	479,268
Unrealized investment (gain) loss	(24,119)	(15,626)	154,705	(35,261)
Minority interest in net income of subsidiary	897,931	991,992	1,757,938	2,587,816
Deferred rent	(9,768)	88,471	(19,238)	156,524
Changes in operating assets and liabilities
(Increase) decrease in:
Accounts receivable	(186,534)	259,938	52,139	302,800
Prepaid expenses	53,945	54,457	146,706	147,127
Other current assets	-	(338)	-	12,655
Increase (decrease) in:
Accounts payable and accrued expenses	269,213	535,487	(608,180)	1,371,243
Income taxes payable	(95,515)	74,158	(4,858)	148,402
Net cash provided by operating activities	2,105,897	3,212,855	3,532,971	7,153,073

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of investments	-	(1,980,965)	(2,000,000)	(4,480,946)
Proceeds from sales of investments	900,000	1,051,942	3,964,071	1,051,942
Increase in other long-term assets	3,767	-	1,348	-
Purchase of property and equipment	-	(22,567)	(2,756)	(104,490)
Net cash provided by (used in) investing activities	903,767	(951,590)	1,962,663	(3,533,494)

CASH FLOWS FROM FINANCING ACTIVITIES:
Distributions paid to minority interest holders	(853,731)	(1,382,725)	(1,808,802)	(1,382,725)
Redemption of common stock	-	-	(1,735,611)	-
Repurchase of warrants	-	-	(1,823,083)	-
Net cash used in financing activities	(853,731)	(1,382,725)	(5,367,496)	(1,382,725)

Net increase in cash and cash equivalents	2,155,933	878,540	128,138	2,236,854
Cash and cash equivalents - beginning of period	5,248,750	7,607,019	7,276,545	6,248,705
Cash and cash equivalents - end of period	$7,404,683	$8,485,559	$7,404,683	$8,485,559

Supplemental schedule of non-cash financing and investing activities:
Leasehold improvements paid by landlord	$-	$522,360	$-	$522,360

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$346,208	$272,000	$476,708	$272,000

Highbury Financial Inc.
Quarterly Financial Highlights

(all data in millions, except per share	As of or For the Three Months Ended,
amounts or as otherwise indicated)	3/31/07	6/30/07	9/30/07	12/31/07	3/31/08	6/30/08

Operating Results
Revenue	$11.1	$10.6	$10.2	$10.2	$9.3	$9.7
Net Income	1.0	0.9	0.9	(1.9)	0.6	0.9
EBITDA (2)	1.6	1.6	1.5	1.0	1.1	1.5
Cash Net Income (1)	1.2	1.2	1.2	0.9	0.9	1.2

Average shares outstanding - diluted	11.4	12.8	9.7	9.5	9.3	9.1
Earnings per share - diluted	$0.09	$0.07	$0.09	($0.20)	$0.07	$0.10
Cash Net Income per share - diluted (3)	$0.11	$0.10	$0.12	$0.08	$0.10	$0.13

Balance Sheet Data
Cash and equivalents and investments	$10.1	$11.9	$11.6	$11.9	$8.6	$9.9
Total assets	51.6	53.1	52.8	50.1	46.3	47.4
Total liabilities	5.5	6.1	6.3	5.5	4.6	4.8
Total stockholders' equity	45.2	46.1	45.7	43.8	40.8	41.7

Assets Under Management
Total assets - EOP (in billions)	$5.4	$5.2	$5.1	$5.1	$4.7	$4.8

Mutual fund assets - BOP (in billions)	$5.5	$5.2	$5.1	$5.0	$5.0	$4.5
Net client inflows (outflows)	(0.3)	(0.5)	(0.3)	0.1	0.0	(0.0)
Market appreciation and other changes	0.1	0.3	0.2	(0.1)	(0.5)	0.2
Mutual fund assets - EOP	$5.2	$5.1	$5.0	$5.0	$4.5	$4.7

Separate account assets - EOP (in millions)	$206	$136	$137	$145	$151	$167

Highbury Financial Inc.

Notes

(1)
As supplemental information, we provide a non-GAAP performance measure that we refer to as Cash Net Income. This measure is provided in addition to, but not as a substitute for, GAAP Net Income. Cash Net Income means the sum of (a) net income determined in accordance with GAAP, plus (b) amortization of intangible assets, plus (c) deferred taxes related to intangible assets, plus (d) affiliate depreciation, plus (e) other non-cash expenses. We consider Cash Net Income an important measure of our financial performance, as we believe it best represents operating performance before non-cash expenses relating to the acquisition of our interest in our affiliated investment management firm. Cash Net Income is not a measure of financial performance under GAAP and, as calculated by us, may not be consistent with computations of Cash Net Income by other companies. Cash Net Income is used by our management and board of directors as a performance benchmark.

Since our acquired assets do not generally depreciate or require replacement by us, and since they generate deferred tax expenses that are unlikely to reverse, we add back these non-cash expenses to Net Income to measure operating performance. We will add back amortization attributable to acquired client relationships because this expense does not correspond to the changes in value of these assets, which do not diminish predictably over time. The portion of deferred taxes generally attributable to intangible assets (including goodwill) that we do not amortize but which generates tax deductions is added back, because these accruals would be used only in the event of a future sale of Aston or an impairment charge, which we consider unlikely. We will add back the portion of consolidated depreciation expense incurred by Aston because under Aston’s operating agreement we are not required to replenish these depreciating assets. We also add back expenses that we incur for financial reporting purposes for which there is no corresponding cash expense because such expenses cause our Net Income to be understated relative to our ability to generate cash flow to service debt, if any, finance accretive acquisitions, and repurchase securities, if appropriate.

(2)
As supplemental information, we provide information regarding Adjusted EBITDA, a non-GAAP liquidity measure. This measure is provided in addition to, but not as a substitute for, cash flow from operations. Adjusted EBITDA means the sum of (a) net income determined in accordance with GAAP, plus (b) amortization of intangible assets, plus (c) interest expense, plus (d) depreciation, plus (e) other non-cash expenses, plus (f) income tax expense. This definition of Adjusted EBITDA is consistent with the definition of EBITDA used in our credit facility. Adjusted EBITDA, as calculated by us, may not be consistent with computations of Adjusted EBITDA by other companies. As a measure of liquidity, we believe that Adjusted EBITDA is useful as an indicator of our ability to service debt, make new investments and meet working capital requirements. We provide this non-GAAP measure because our management uses this information when analyzing the Company’s financial position.

(3)
Minority interest on the Company’s income statement represents the profits or losses allocated to the Aston management owners for that period.  Minority interest on the Company’s balance sheet represents the undistributed profits and capital owned by the Aston management.

(4)
Cash Net Income per share represents Cash Net Income divided by the diluted average shares outstanding. In this calculation, the potential share issuance in connection with our warrants is measured using a treasury stock method. Under this method, only the net number of shares of common stock equal to the value of the warrants in excess of the exercise price, if any, is deemed to be outstanding. We believe the inclusion of net shares under a treasury stock method best reflects the benefit of the increase in available capital resources (which could be used to repurchase shares of common stock) that occurs when these securities are exercised. This method does not take into account any increase or decrease in our cost of capital in an assumed exercise.